Exhibit 99.1

HANCOCK FABRICS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	February 3,	January 28,
(in thousands, except for share and per share amounts)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$2,499	$3,215
Receivables, less allowance for doubtful accounts	3,389	5,053
Inventories	130,827	152,893
Income taxes refundable	7,116	7,116
Prepaid expenses	1,657	1,840
Total current assets	145,488	170,117

Property and equipment, at depreciated cost	51,043	55,948
Deferred tax assets	6,287	5,427
Goodwill	3,606	4,218
Other assets	6,115	6,263
Total assets	$212,539	$241,973

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	35,593	$37,784
Accrued liabilities	19,420	20,023
Deferred tax liabilities	7,152	5,889
Income taxes	-	-
Total current liabilities	62,165	63,696

Long-term debt obligations	59,584	51,056
Long-term lease financing obligations	4,025	4,114
Capital Lease Obligations	1,741
Postretirement benefits other than pensions	9,160	22,872
Pension and SERP liabilities	8,126	9,129
Other liabilities	10,837	10,545
Total liabilities	155,638	161,412

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value; 80,000,000 shares authorized;
32,597,613 and 32,422,126 issued and 19,311,307 and 19,189,025
outstanding, respectively	326	324
Additional paid-in capital	73,948	75,223
Retained earnings	133,374	174,842
Treasury stock, at cost, 13,286,306 and 13,233,101
shares held, respectively	(153,545)	(153,372)
Accumulated other comprehensive loss	2,798	(13,345)
Deferred compensation on restricted stock incentive plan	-	(3,111)
Total shareholders' equity	56,901	80,561
Total liabilities and shareholders' equity	$212,539	$241,973

See accompanying disclaimer to consolidated financial statements.

HANCOCK FABRICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	February 3,	January 28,
(in thousands, except per share amounts)	2007	2006

Sales	$388,488	$403,238
Cost of goods sold	228,889	238,662

Gross profit	159,599	164,576

Selling, general and administrative expense	191,922	186,929
Depreciation and amortization	4,553	5,590

Operating income (loss)	(36,875)	(27,943)

Interest expense, net	5,080	2,997

Loss before income taxes (benefit) and cumulative effect of accounting
change, net of income tax benefit	(41,955)	(30,940)
Income taxes (benefit)	-	(689)

Loss before cumulative effect of accounting change	(41,955)	(30,251)
Cumulative effect of accounting change	487	-

Net earnings (loss)	$(41,468)	$(30,251)

Earnings (loss) per share
Basic	$(2.22)	$(1.63)
Diluted	$(2.22)	$(1.63)

Weighted average shares outstanding
Basic	18,709	18,518
Diluted	18,709	18,518

Dividends per share	$-	$.18

See accompanying disclaimer to consolidated financial statements.

2790014-000001 05/30/2007

HANCOCK FABRICS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(unaudited)

(in thousands, except for number of shares)

							Accumulated
			Additional				Other		Total
	Common Stock		Paid-in	Retained	Treasury Stock		Comprehensive	Deferred	Shareholders'
	Shares	Amount	Capital	Earnings	Shares	Amount	Income (Loss)	Compensation	Equity
Balance January 28, 2006	32,422,126	$324	$75,223	$174,842	13,233,101	($153,372)	($13,345)	($3,111)	$80,561
Comprehensive Income (loss):
Net loss				(41,468)					(41,468)
Minimum pension liabilities, net of taxes of $0							16,143		16,143
Total comprehensive loss									(25,325)
Reclass for adoption of FAS123R			($3,598)					$3,111	($487)
Issuance of restricted stock	148,500	1	(1)						0
Cancellation of restricted stock	(54,300)
Tax benefit of stock compensation			(403)						(403)
Issuance of shares under directors' stock plan	81,287	1	268						269
Purchase of treasury stock					53,205	(173)			(173)
Stock compensation expense			2,459						2,459
Balance February 3, 2007	32,597,613	$326	$73,948	$133,374	13,286,306	($153,545)	$2,798	$0	$56,901

See accompanying disclaimer to consolidated financial statements.

Hancock Fabrics, Inc.
Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	February 3,	January 28,
	2007	2006

Cash flows from operating activities:
Net earnings (loss)	$(41,468)	$(30,251)
Adjustments to reconcile net earnings (loss) to cash flows used in operating activities
Depreciation and amortization, including cost of goods sold	6,614	7,985
Amortization of deferred loan costs	202	145
LIFO charge	4,826	5,035
Deferred income taxes	403	6,550
Reserve for store closings credits, including interest expense	2,172	671
Reserve for obsolete inventory	(34)	372
Reserve for sales returns and bad debts	(20)	(19)
Stepped rent accrual	164	541
Impairment on property and equipment and other assets	1,691	4,153
Cumulative effect of change in accounting principle	(487)	-
Loss on disposition of property and equipment	(251)	(236)
Compensation expense for issuance of shares for professional services	-	5
Compensation expense for issuance of shares under directors' stock plan	269	289
Stock compensation expense	2,459	798
(Increase) decrease in assets
Receivables and prepaid expenses	1,842	(899)
Inventory at current cost	18,169	727
Income tax refundable	-	(7,029)
Other noncurrent assets	(185)	1,461
Increase (decrease) in liabilities
Accounts payable	(2,191)	(10,506)
Accrued liabilities	(1,718)	1,664
Income taxes payable	(403)	(122)
Postretirement benefits other than pensions	(916)	211
Long-term pension and SERP liabilities	2,344	1,720
Reserve for store closings	(1,487)	(658)
Other liabilities	581	(1,805)
Net cash used in operating activities	(7,424)	(19,198)

Cash flows from investing activities:
Additions to property and equipment	(2,324)	(5,114)
Proceeds from the disposition of property and equipment	775	4,717
Net cash used in investing activities	(1,549)	(397)
Cash flows from financing activities:
Net borrowings on revolving credit agreement	8,528	20,056
Proceeds from lease financing	-	4,252
Payments for lease financing	(75)	(34)
Payments for capital leases	(23)	-
Payments for loan costs	-	(1,181)
Purchase of treasury stock	(173)	(643)
Proceeds from exercise of stock options	-	25
Cash dividends paid	-	(3,457)
Net cash provided by financing activities	8,257	19,018
Decrease in cash and cash equivalents	(716)	(577)
Cash and cash equivalents:
Beginning of period	3,215	3,792
End of period	$2,499	$3,215

See accompanying disclaimer to consolidated financial statements.